UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

Hadron Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42262	33-4336458
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Twin Dolphin Drive, Ste 260

Redwood City, CA 94065

(Address of principal executive offices, including zip code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HDRN	The Nasdaq Stock Market LLC
Redeemable warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	HDRNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Form of RSU Documents

As previously reported in the Current Report on Form 8-K filed with the SEC on May 8, 2026, at an extraordinary general meeting, the shareholders of GigCapital7 Corp. (now known as Hadron Energy, Inc.) approved the Hadron Energy, Inc. 2026 Equity Incentive Plan (the “Plan”) and reserved 10,021,784 shares of common stock for issuance thereunder.

In connection with the approval of the Plan, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Hadron Energy, Inc. (the “Company”) has adopted a Form of Restricted Stock Units Agreement (the “Form RSU Agreement”), a Form of Notice of Grant of Restricted Stock Units (U.S. Participants) (the “Form of Participant Notice”) and a Form of Notice of Grant of Restricted Stock Units (U.S. Participants – Non-Employee Directors) (the “Form of Director Notice” and together with the Form of Participant Notice and the Form RSU Agreement, the “Form RSU Documents”) that the Company will use for grants under its Plan. The Form RSU Agreement provides that restricted stock units will vest over a fixed period and be paid as shares of common stock, and unvested restricted stock units will expire upon certain terminations of the grantees’ employment or relationship with the Company.

The summary of the Form RSU Documents is qualified in its entirety by reference to the Form RSU Documents, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

EVP of Engineering Restricted Stock Unit Grant

On September 2, 2026 (the “Approval Date”), the Board, upon the recommendation of the Compensation Committee, approved a grant of 750,000 Restricted Stock Units (“RSUs”) to its Executive Vice President of Engineering, Eric Williams, under the Plan (the “Williams Grant”). The Williams Grant is subject to the terms of the Plan and has been made using the Company’s Form RSU Agreement and Form of Participant Notice. Twenty-five percent of the Williams Grant will vest on November 15, 2027, and the remaining seventy-five percent will vest in twelve equal quarterly installments on February 15, May 15, August 15, and November 15, such that the Williams Grant will be fully vested on November 15, 2030, subject to Mr. Williams’s continued services with the Company through the applicable vesting dates.

Chief Financial Officer Restricted Stock Unit Grant

Also on the Approval Date, the Board, upon the recommendation of the Compensation Committee, approved a grant to the Company’s Chief Financial Officer, Rahul Shukla, under the Plan of 500,000 RSUs (the “Shukla Grant”). The Shukla Grant is subject to the terms of the Plan and has been made using the Company’s Form RSU Agreement and Form of Participant Notice. Twenty-five percent of the Shukla Grant will vest on November 15, 2027, and the remaining seventy-five percent will vest in twelve equal quarterly installments on February 15, May 15, August 15, and November 15, such that the Shukla Grant will be fully vested on November 15, 2030, subject to Mr. Shukla’s continued services with the Company through the applicable vesting dates.

Chief Operating Officer Restricted Stock Unit Grant

Also on the Approval Date, the Board, upon the recommendation of the Compensation Committee, approved a grant to the Company’s Chief Operating Officer, Kenneth Canavan, under the Plan of 500,000 RSUs (the “Canavan Grant”). The Canavan Grant is subject to the terms of the Plan and has been made using the Company’s Form RSU Agreement and Form of Participant Notice. Twenty-five percent of the Canavan Grant will vest on November 15, 2027, and the remaining seventy-five percent will vest in twelve equal quarterly installments on February 15, May 15, August 15, and November 15, such that the Canavan Grant will be fully vested on November 15, 2030, subject to Mr. Canavan’s continued services with the Company through the applicable vesting dates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Item

10.1#	Form of Restricted Stock Units Agreement

10.2#	Form of Notice of Grant of Restricted Stock Units (U.S. Participants)

10.3#	Form of Notice of Grant of Restricted Stock Units (U.S. Participants – Non-Employee Directors)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hadron Energy, Inc.
Dated: September 8, 2026

	By:	/s/ Samuel Gibson
Chief Executive Officer